UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Offering of Senior Notes

On January 25, 2011, Great Lakes Dredge & Dock Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, certain subsidiary guarantors named therein (the “Guarantors”), and Deutsche Bank Securities Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers, relating to the issuance and sale of $250,000,000 in aggregate principal amount of its 7.375% senior unsecured notes due February 1, 2019 (the “Notes”). The Notes were priced at 100% of face value.

The Notes are being offered to the initial purchasers as a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers intend to sell the Notes only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties, agreements, indemnification obligations, including for liabilities under the Securities Act, other obligations and termination provisions of the Company, certain of its subsidiaries and the initial purchasers.

The foregoing description of the Purchase Agreement is a summary. The complete text of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indenture Relating to 7.375% Senior Notes due 2019

On January 28, 2011, the Company completed its previously announced private placement of $250,000,000 of the Notes. The Notes were offered to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act. The private placement of the Notes resulted in gross proceeds to the Company of $250.0 million. The Notes were issued pursuant to an indenture (the “Indenture”), dated as of January 28, 2011 by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes will mature on February 1, 2019, and bear interest at a rate of 7.375% per annum, payable semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on August 1, 2011. The Notes are senior unsecured obligations of the Company and will be guaranteed by each of the Guarantors.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) pay dividends, or make certain other restricted payments or investments; (ii) incur additional indebtedness and issue disqualified stock; (iii) create liens on its assets; (iv) transfer and sell assets; (v) merge, consolidate or sell all or substantially all of its assets; (vi) enter into certain transactions with affiliates; (vii) create restrictions on dividends or other payments by its restricted subsidiaries and (viii) create guarantees of indebtedness by restricted subsidiaries. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Notes will be redeemable, in whole or in part, on any time on or after February 1, 2015, on the redemption dates and at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any. In addition, prior to February 1, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 107.375% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date. Prior to February 1, 2015, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus a “make whole” premium, together with accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Indenture is a summary. The complete text of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

On January 28, 2011, in connection with the private placement of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) use their commercially reasonable efforts to cause a registration statement with respect to an exchange offer for the Notes to become effective within 365 days after the issue date of the Notes; (ii) consummate the exchange offer within 30 business days after the target date for effectiveness of the registration statement with respect to the exchange offer and (iii) use their commercially reasonable efforts to file a shelf registration statement for the resale of the Notes in certain circumstances. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay liquidated damages to the holders of the Notes, which will accrue at an annual rate of 0.25% of the aggregate principal amount of the outstanding Notes.

The foregoing description of the Registration Rights Agreement is a summary. The complete text of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Amendment to Underwriting and Continuing Indemnity Agreement

On January 24, 2011, the Company, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America (together “Travelers”) entered into a Sixth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement (the “Travelers Amendment”). The amendment was entered into to, among other things, permit the Company to incur up to $250 million of debt as part of a refinancing of the Company’s $175 million principal amount senior subordinated notes due December 2013. The amendment also provides that if the Company’s outstanding credit exposure under its senior credit facility exceeds $25 million, then at Travelers’ request the Company is required to provide Travelers with $20 million of additional collateral (in cash or an irrevocable letter of credit, at the Company’s discretion). In addition, the Company is required to grant Travelers a first priority security interest in such additional collateral in accordance with the terms and conditions of the Company’s intercreditor agreement. In addition, on January 24, 2011, Travelers consented to the issuance of the Notes.

The foregoing description of the Travelers Amendment is a summary. The complete text of the Travelers Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure

On January 25, 2011, the Company announced that it had priced a previously announced offering of $250.0 million of senior unsecured notes. A copy of the press release is being furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

4.1	Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and the initial purchasers named therein.

10.1	Purchase Agreement, dated January 25, 2011, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

10.2	Sixth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated January 24, 2011, by and among the Company, the subsidiaries of the Company party thereto, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.

99.1	Press Release of Great Lakes Dredge & Dock Corporation, dated January 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

Date: January 28, 2011	By:	/s/ Bruce J. Biemeck
	Name:	Bruce J. Biemeck
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Indenture, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated January 28, 2011, by and among the Company, certain subsidiary guarantors named therein and the initial purchasers named therein.

10.1	Purchase Agreement, dated January 25, 2011, by and among the Company, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers.

10.2	Sixth Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated January 24, 2011, by and among the Company, the subsidiaries of the Company party thereto, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.

99.1	Press Release of Great Lakes Dredge & Dock Corporation, dated January 25, 2011.